Exhibit 99.1

Trinity Place Holdings Inc. Completes Recapitalization Transactions

New York, New York, February 20, 2024 — Trinity Place Holdings Inc. (NYSE American: TPHS) (the “Company”) announced that on February 14, 2024 the Company closed its previously announced recapitalization transactions.  In connection with these transactions, the maturity date of each of the mortgage loan agreement and mezzanine loan agreement for the 77 Greenwich property was extended to October 23, 2025 with an option to extend for an additional year.   At the closing, the lender under the Company’s corporate credit facility purchased 25,112,245 shares of common stock of the Company and the maturity date of the Company’s corporate credit facility was extended to June 30, 2026. In addition, an affiliate of the lender acquired a 5% interest in and became the manager of the joint venture that holds the Company’s real estate assets and related liabilities, including the corporate credit facility, with the Company retaining a 95% interest in the joint venture, in addition to substantial federal, state and local tax net operating losses and certain intellectual property assets.  The joint venture has additionally engaged the Company to act as asset manager for the joint venture for an annual management fee.  The Company believes that the transactions will allow for an improved structure for a new investor to invest in the Company, which is less complex as a result of the real estate assets and substantially all liabilities being off-balance sheet. In addition, the parties have agreed to certain provisions in the stock purchase agreement to accommodate a new strategic partner that may invest in the Company.

About Trinity Place Holdings

Trinity Place Holdings Inc. is a real estate holding, investment, development and asset management company. As of February 14, 2024, the Company’s real estate assets and related liabilities are held through an entity owned 95% by the Company, with an affiliate of the lender under the Company’s corporate credit facility owning a 5% interest in and acting as manager of such entity.  These real estate assets include (i) the property located at 77 Greenwich Street in Lower Manhattan, which is substantially complete as a mixed-use project consisting of a 90-unit residential condominium tower, retail space and a New York City elementary school, (ii) a 105-unit, 12-story multi-family property located at 237 11th Street in Brooklyn, New York, and (iii) a property occupied by a retail tenant in Paramus, New Jersey.  The Company controls a variety of intellectual property assets focused on the consumer sector, a legacy of its predecessor, Syms Corp., including FilenesBasement.com, its rights to the Stanley Blacker® brand, as well as the intellectual property associated with the Running of the Brides® event and An Educated Consumer is Our Best Customer® slogan. In addition, the Company had approximately $305.4 million of federal net operating loss carryforwards at September 30, 2023, as well as approximately $291.7 million of various state and local NOLs, which can be used to reduce its future taxable income and capital gains.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include the risks and uncertainties, as well as the other factors, described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.  The forward-looking statements contained herein speak only as of the date hereof, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.